UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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COTY INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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COTY INC.

350 Fifth Avenue

New York, New York 10118

Supplement to Proxy Statement

For the 2019 Annual Meeting of Stockholders

to be held via audio webcast over the Internet at

www.virtualshareholdermeeting.com/coty2019 on Tuesday, November 5, 2019

Explanatory Note

On September 24, 2019, Coty Inc. (NYSE: COTY) (the “Company”) made available to stockholders its proxy statement (the “Proxy Statement”) describing the matters to be acted upon at the Company’s 2019 Annual Meeting of Stockholders (the “Annual Meeting”). This supplement (this “Supplement”) updates the Proxy Statement and should be read in conjunction with it.

This Supplement does not change the proposals to be acted upon at the Annual Meeting or the recommendations of the Board of Directors of the Company in relation thereto, which are described in the Proxy Statement. This Supplement is being filed with the Securities and Exchange Commission on October 16, 2019.

Departure of Named Executive Officer

On October 16, 2019, the Company announced that Greerson McMullen, the Company’s Chief Legal Officer, General Counsel and Secretary, has resigned for personal reasons (in connection with a change of work location). Pursuant to a mutual agreement between Mr. McMullen and a subsidiary of the Company (the “Separation Agreement”), Mr. McMullen will continue to perform his normal duties as Chief Legal Officer, General Counsel and Secretary until December 31, 2019, after which he will commence a garden leave period and continue as a non-executive employee of the Company until the termination of his employment as of June 30, 2020 or such earlier date as may be mutually agreed (the “Resignation Date”). A replacement is expected to be appointed in due time.

The Separation Agreement provides for Mr. McMullen to receive his normal salary and benefits until June 30, 2020, and a bonus for the Company’s fiscal year 2020 based on the greater of actual Company performance over that period and Mr. McMullen’s target. The Separation Agreement also provides for Mr. McMullen to receive supplemental payments of up to £2,075,790, including the reimbursement of certain qualifying professional expenses, to be paid over time in fiscal years 2020 and 2021. In addition, Mr. McMullen is entitled to the reimbursement of eligible relocation expenses, the continuation of health and life benefits through June 30, 2022 and the continuation of certain tax assistance benefits covering all taxable periods through December 31, 2022. Pursuant to the Separation Agreement, Mr. McMullen’s outstanding equity awards will be treated in accordance with the governing award documentation. Following the Resignation Date, Mr. McMullen will be subject to certain non-solicitation obligations as set forth in the Separation Agreement.

The foregoing description is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2019.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON NOVEMBER 5, 2019: The Company’s Proxy Statement for the Annual Meeting and the Annual Report on Form 10-K for the fiscal year ended June 30, 2019 are available at materials.proxyvote.com/222070.